                      SUTHERLAND, ASBILL & BRENNAN, L.L.P.
                    ATLANTA * AUSTIN * NEW YORK * WASHINGTON


1275 Pennsylvania Avenue, N.W.                               TEL:  (202)383-0100
Washington, D.C. 20004-2404                                  FAX: (202)637-3593
Frederick R. Bellamy

Direct Line:   (202) 383-0120                                 February 26, 1998

VIA EDGARLINK


Board of Directors
M Fund, Inc.
River Park Center
205 S.E. Spokane Street
Portland, Oregon 97202


Ladies and Gentlemen:

         We hereby consent to the reference to our name under the caption "Legal Matters" in the Statement of Additional Information filed as part of Post-Effective Amendment No. 4 to the registration statement on Form N-1A for the M Fund, Inc. (File No. 33-95472). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.



                                              Very truly yours,

                                              Sutherland, Asbill & Brennan

                                              By:       /s/ Frederick R. Bellamy

                                                       Frederick R. Bellamy